_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              June 27, 2013

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction   (Commission    (IRS Employer

of incorporation)    File Number)               Identification No.)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

This Form 8-K/A is being filed as an amendment to Current Report on Form 8-K filed on June 27, 2013 (the “Original 8-K”) by Monmouth Real Estate Investment Corporation (the “Company”), solely for the purpose of disclosing certain plans, contracts or arrangements to which a new director is party or in which he participates. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 26, 2013, Mr. Brian H. Haimm was appointed to the Company’s Board of Directors.  In connection with this appointment, he will be eligible for compensation under the Company’s director compensation program, as most recently described in the Company’s proxy statement, dated March 22, 2013, for its 2013 annual meeting of stockholders, and the Company will enter into an indemnification agreement with Mr. Haimm in the form of the Company’s standard form of indemnification agreement.  Such form of indemnification agreement was included as Exhibit 10.1 to the Company’s Form 8-K, filed with the Securities and Exchange Commission on April 23, 2012, and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

     Dated: June 28, 2013

By:/s/ Kevin S. Miller

Kevin S. Miller

Chief Financial Officer and Chief Accounting Officer

3